UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 29, 2008


                                 TECHLABS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        FLORIDA                  000-26233                65-0843965
    ---------------            ------------         ----------------------
    State or other             (Commission              (IRS Employer
    jurisdiction of            File Number)         Identification Number)
    incorporation)


          1820 NE JENSEN BEACH BLVD., SUITE 634, JENSEN BEACH, FL 34957
               --------------------------------------------------
                   (Address of executive offices and Zip Code)


        Registrant's telephone number, including area code: 267-350-9210


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 4, 2008 the Registrant executed a Share Exchange Agreement with Lester E. Gann, the sole shareholder of Industrial Fabrication & Repair, Inc., a Tennessee corporation ("IFR"), whereby Techlabs acquired a majority interest in IFR from Mr. Gann.

         Founded in 1979, IFR provides machining, welding, specialty design and fabrications for custom turnkey applications to customers from various industries, most notably in the energy sector, as well as steel mills, quarry operations and bottling facilities. IFR's energy sector activities represent the most rapidly growing portion of its revenue base, via infrastructure support services to the coal mining industry. We anticipate that Mr. Gann will remain as president of IFR and continue to be responsible for its day-to-day operations. IFR's business and operations are conducted from a 35,000 square foot facility in Knoxville, Tennessee.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits - Financial Statements of Businesses Acquired

99.1 Audited financial statements for Industrial Fabrication & Repair, Inc. for the fiscal years ended June 30, 2008 and 2007.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Techlabs, Inc.

Date: September 29, 2008               By: /s/ Jayme Dorrough
                                       -------------------------
                                       Jayme Dorrough, President